American Safety Insurance Holdings, Ltd.
Reports Net Earnings Increases of 42% for the
Fourth Quarter and 40% for the Year

HAMILTON, Bermuda, February 28, 2007 — American Safety Insurance Holdings, Ltd. (NYSE: ASI) today reported a 42% increase in fourth quarter net earnings to $6.4 million, or $0.59 per diluted share, from $4.5 million, or $0.63 per diluted share, for the same period in 2005. Net earnings for the year ended December 31, 2006 increased 40% to $20.5 million, or $2.26 per diluted share, as compared to $14.7 million, or $2.05 per diluted share, for the same period of 2005. Net earnings per diluted share for the quarter and year were negatively impacted by the shares issued in the equity offering in June 2006.

Financial highlights for the quarter and year included:

o     Gross premiums written rose 15.0% for the quarter and 2.4% for the year.
o     Net premiums earned grew 1.2% for the quarter and 6.7% for the year.
o     Net investment income increased 59.2% for the quarter and 52.0% for the year.
o     Loss ratio was 67.1% for the quarter compared to 59.7% for the same period of 2005.
o     Loss ratio was 62.9% for the year and 61.4% for the previous year.
o    Combined ratio was 99.7% for the quarter compared to 100.6% for the same period of 2005.
o     Combined ratio was 98.6% for each of the 2005 and 2006 years.
o     Book value per share increased 6.0% for the year to $18.59.
o     Cash flow from operations was $70.7 million in 2006 compared to $70.4 million in 2005.
o    The annualized return on average equity was 12.1% for the quarter and 12.4% for the year compared to 15.5% and 13.0% for the comparable 2005 periods.

Fourth Quarter Results

The increase in net earnings for the quarter was primarily due to increased investment income, realized gains on investments and a $1.1 million reduction in payroll and related expenses due to the reclassification of certain in-house claims expenses to loss and loss adjustment expenses. These expenses were reclassified due to the elimination of third party claims administrators in our construction line of business and did not increase the ultimate loss ratio. Financial results for the quarter were adversely affected by the accrual of $1.9 million in reinsurance reinstatement premiums and $1.0 million of reserve development.

Revenues for the quarter totaled $45.9 million, an increase of 9% over 2005. Net premiums earned, which were negatively impacted by the reinstatement premium, increased 1.2% to $38.2 million. The increase in investment income related to a 27.8% increase in average invested assets and a 24.6% increase in the average yield to 5.1%. Net realized gains on the investment portfolio after taxes were $621,000.

The accrual of reinsurance reinstatement premiums resulted from claims in our environmental line that penetrated the upper layers of our reinsurance treaties. The prior year loss development related to an environmental program written by our non-subsidiary affiliate risk retention group. The development impacted the combined ratio for the quarter but did not impact overall earnings as the risk retention group’s results are eliminated through minority interest. The net effect of the accrual, loss development and the reduction in payroll and related expenses discussed above increased the reported combined ratio by 4.5 percentage points.

The 2005 quarter included $1.4 million of prior year adverse loss development and a $1.3 million valuation allowance related to reinsurance recoverables, partially offset by a $1.4 million reversal of an accrual related to the settlement of rescission litigation.

Year End Results

Net earnings increased 40% to $20.5 million for the year ended December 31, 2006 compared to $14.7 million for 2005. The increase is primarily due to greater investment income and realized gains on investments. Total revenues increased 9.8% to $171.4 million, as net premiums earned increased 6.7% to $146.8 million. The increase in investment income related to a 30.3% increase in average invested assets and a 16.7% increase in the average yield to 4.5%. Net realized gains on the investment portfolio after taxes were $921,000. Financial results for the year were adversely affected by the accrual of $3.7 million in reinsurance reinstatement premiums and $2.6 million of reserve development. The net effect of the accrual and loss development increased the reported combined ratio by 4.1 percentage points. The 2005 year included $2.6 million of prior year adverse loss development, a $1.3 million allowance related to reinsurance recoverables and a $2.4 million reinsurance reinstatement premium, partially offset by a $1.4 million reversal of the accrual related to the settlement of rescission litigation.

Comments by Management

Stephen R. Crim, President and Chief Executive Officer of American Safety Insurance Holdings, Ltd., said, “During 2006 we raised capital through a common equity offering to support our growth plan, began deploying that capital by increasing net retentions and growing net premiums written and achieved an improved A.M. Best rating with the affirmation of an “A” excellent rating with a “stable” outlook. Our efforts to increase net retentions resulted in a 66% ratio of net to gross premiums written, compared to 59% in 2005. I am also pleased that we produced a comparable return on equity despite an increase of over 40% in our capital from the common equity offering. Furthermore, we completed the year with strong growth of 15% in gross premiums written in the fourth quarter, as compared to the same period in 2005. While the insurance market continues to show signs of softening and we are experiencing a modest decline in rates overall, I remain confident in our ability to achieve our growth targets in 2007 of 8% gross premium written growth and 16% net premium written growth, and to improve the combined ratio toward our 95% target.”

This press release contains forward-looking statements regarding insurance market conditions, gross premium growth, net premium growth and combined ratio. Forward-looking statements involve risks and uncertainties which may cause actual results to differ materially, including competitive conditions in the insurance industry, levels of new and renewal insurance business, developments in loss trends, adequacy and changes in loss reserves and actuarial assumptions,timing or collectibility of reinsurance recoverables, market acceptance of new coverages and enhancements, changes in reinsurance costs and availability, potential adverse decisions in court and arbitration proceedings, the integration and other challenges attendant to acquisitions, and changes in levels of general business activity and economic conditions. For additional factors, which could influence the Company’s operating and financial performance, see the Company’s filings with the Securities and Exchange Commission.

Contacts:

American Safety Insurance Services, Inc.
William C. Tepe
(770) 916-1908

American Safety Insurance Holdings, Ltd. and Subsidiaries

Financial and Operating Highlights

(Unaudited)

                                                          Three Months Ended                     Twelve Months Ended
                                                             December 31,                               December 31,
                                                       2006                 2005                2006               2005

INCOME STATEMENT DATA:
Revenues:

         Direct and assumed premiums earned         $ 57,594,054         $ 60,879,617         $222,392,131      $229,156,767

         Ceded premiums earned                      (19,364,462)         (23,088,405)         (75,636,276)      (91,576,899)
                                                 ----------------    -----------------    -----------------    -------------
                 Net premiums earned
                                                      38,229,592           37,791,212          146,755,855       137,579,868
                                                               -                    -
         Net investment income                      $  6,495,174         $  4,078,960         $ 21,766,562       $14,315,891
         Net realized gains (losses)                     839,205             (34,238)            1,190,328          (54,101)
         Real estate Income                                    -                    -                    -         3,000,078
         Fee income                                      214,481              399,512            1,531,756         1,196,505
         Other income                                    159,045               20,252              195,609            76,286
                                                 ----------------    -----------------    -----------------    -------------
                 Total revenues                     $ 45,937,497         $ 42,255,698         $171,440,110      $156,114,527
                                                 ----------------    -----------------    -----------------    -------------

Expenses:
         Losses and loss adjustment expenses        $ 25,635,507         $ 22,551,843         $ 92,329,283       $84,406,158
         Acquisition expenses                          6,917,429            7,842,477           27,378,292        28,751,979
         Payroll and related expenes                   3,001,422            3,637,213           14,896,180        12,130,136
         Real estate expenses                            156,763              352,066              381,243         2,439,022
         Interest expense                                796,456              462,060            3,376,124         1,257,064
         Other expenses                                3,067,270            3,050,714           12,105,188        10,566,778
         Minority Interest                           (1,409,162)               69,359          (1,872,690)           515,233
                                                  --------------    -----------------    -----------------     -------------
              Total expenses                          38,165,685           37,965,732          148,593,620       140,066,370
                                                 ----------------    -----------------    -----------------    -------------
              Earnings before income taxes            7,771,812            4,289,966           22,846,490         16,048,157
Income taxes                                           1,355,366            (234,049)            2,314,292         1,391,747
                                                 ----------------    -----------------    -----------------    -------------
              Net earnings                          $  6,416,446         $  4,524,015         $ 20,532,198       $14,656,410
                                                 ================    =================    =================    =============
Net earnings per share:
         Basic                                         $    0.61           $     0.67            $    2.35          $   2.18
                                                 ================    -----------------    =================    =============
         Diluted                                       $    0.59           $     0.63            $    2.26          $   2.05
                                                 ================    =================    =================    =============
Average number of shares outstanding:
         Basic                                        10,550,758            6,736,379            8,729,734         6,736,938
                                                 ================    =================    =================    =============
         Diluted
                                                      10,928,456            7,167,921            9,095,423         7,163,892
                                                 ================    =================    =================    =============
GAAP combined ratio                                        99.7%               100.6%                98.6%             98.6%
                                                 ================    =================    =================    =============

BALANCE SHEET DATA:                                                                           December 31,      December 31,
                                                                                                  2006              2005

Total investments                                                                             $551,158,355      $415,496,577
Total assets                                                                                   847,130,668       694,998,977
Unpaid losses and loss adjustment expenses                                                     439,673,496       393,493,107
Total liabilities                                                                              650,980,488       576,563,730
Total shareholders' equity                                                                     196,150,180       118,435,247
Book value per share                                                                            $    18.59         $   17.54

American Safety Insurance Holdings, Ltd. and Subsidiaries

Financial and Operating Highlights

(Unaudited)

                                                                Three Months Ended                       Twelve Months Ended
                                                                   December 31,                             December 31,
                                                             2006                 2005                 2006                2005
PREMIUM SUMMARY (in Thousands)

Gross Premiums Written:
     Excess and Surplus Lines Segment
         Environmental                                        $ 12,517            $ 11,332             $ 51,805           $ 51,014
         Construction                                           23,966              25,112               96,918             93,315
         Excess                                                  1,595                 633                3,945              2,091
         Surety                                                    917                 812                4,004              2,581
         Non Construction                                        1,065                   0                2,344                  0
                                                            ----------          ----------           ----------           --------
              Total Excess and Surplus Lines Segment            40,060              37,889              159,016            149,001

Alternative Risk Transfer Segment
         Specialty Programs                                     23,710              17,443               80,590             85,138
                                                            ----------          ----------           ----------          ---------
              Total Alternative Risk Transfer Segment           23,710              17,443               80,590             85,138

     Runoff                                                          0                  98                    0               (81)
                                                           -----------          ----------           ----------          ---------
     Total Gross Premiums Written                             $ 63,770            $ 55,430             $239,606           $234,058
                                                           ===========          ==========          ===========          =========

     Total Fully Funded Fees Written                           $   586            $  1,474             $  2,124           $  1,722
                                                           ===========          ==========           ==========          =========
Net Premiums Written:
     Excess and Surplus Lines Segment
         Environmental                                        $  8,070            $  8,366             $ 37,746           $ 41,477
         Construction                                           23,987              22,159               92,530             77,639
         Excess                                                    165                   1                  670                387
         Surety                                                    911                 406                3,042              1,345
         Non Construction                                          927                   0                1,524                  0
                                                           -----------          ----------             --------           --------
              Total Excess and Surplus Lines Segment            34,060              30,932              135,512            120,848

     Alternative Risk Transfer Segment
         Specialty Programs                                      6,149               5,238               21,756             19,712
                                                           -----------          ----------           ----------           --------
              Total Alternative Risk Transfer Segment            6,149               5,238               21,756             19,712

     Runoff                                                          0                  98                    0            (2,045)
                                                            ----------          ----------            ---------           --------
     Total Net Premiums Written                               $ 40,209            $ 36,268             $157,268           $138,515
                                                            ==========          ==========            =========           ========
     Total Fully Funded Fees Written                           $   586            $  1,474             $  2,124           $  1,722
                                                            ==========          ==========            =========           ========

Net Premiums Earned:
     Excess and Surplus Lines Segment
         Environmental                                         $ 7,831           $  10,017             $ 35,138           $ 38,081
         Construction                                           23,590              22,385               88,612             81,451
         Excess                                                    154                 128                  532                457
         Surety                                                  1,062                 337                2,566              1,148
         Non Construction                                          474                   0                  653                  0
                                                              --------          ----------             --------          ---------
              Total Excess and Surplus Lines Segment            33,111              32,867              127,501            121,137

     Alternative Risk Transfer Segment
         Specialty Programs                                      5,118               4,826               19,255             18,297
                                                             ---------          ----------              -------          ---------
              Total Alternative Risk Transfer Segment            5,118               4,826               19,255             18,297
     Runoff
                                                                     0                  98                    0            (1,854)
                                                             ---------          ----------             --------         ----------
     Total Net Premiums Earned                                $ 38,229            $ 37,791             $146,756          $ 137,580
                                                             =========          ==========             ========         ==========
     Total Fully Funded Fees Earned                            $   214             $   400             $  1,532              1,196
                                                             =========          ==========             ========          =========